Calculation of Filing Fee Tables
S-8
British American Tobacco p.l.c.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, nominal value 25 pence per share	Other	25,000,000	$ 38.14	$ 953,500,000.00	0.0001531	$ 145,980.85
Total Offering Amounts:						$ 953,500,000.00		$ 145,980.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 145,980.85
Offering Note
[1]	(1) The amount registered represents the maximum amount of additional Ordinary Shares, nominal value 25 pence per share (the "Ordinary Shares"), of British American Tobacco p.l.c. (the "Registrant") issuable pursuant to the RAI 401k Savings Plan (as amended or amended and restated to date, the "Plan"), being registered on the Registration Statement on Form S-8 (the "Registration Statement") to which this exhibit relates. In addition, the amount being registered also includes (a) an indeterminate number of additional Ordinary Shares that may be issued upon any stock split, stock dividend or other similar transaction in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") and (b) an indeterminate amount of interests to be offered or sold pursuant to the Plan in accordance with Rule 416(c) of the Securities Act. (2) The proposed maximum aggregate offering price is provided solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Ordinary Shares on the London Stock Exchange on February 18, 2025 (GBP30.210), a date that is within five business days prior to filing, converted from Pounds Sterling to U.S. Dollars at the currency cross rate at the close of the New York Stock Exchange on February 18, 2025, as reported by the Wall Street Journal (GBP1.00=U.S.$1.2626).